Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We have issued our report dated July 1, 2004, accompanying the combined financial statements of Berliner Communications, Inc included in the annual report of Berliner Communications, Inc. on Form 10-K for the year ended June 30, 2005. We hereby consent to the incorporation by reference of said report in the registration statement of Novo Networks, Inc. on Form S-8 (File No. 333-43032).
Grant Thornton LLP
Philadelphia, Pennsylvania
July 1, 2004